Exhibit 2.1

                                                                 Execution Copy


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                          AGREEMENT AND PLAN OF MERGER
                                      Among
                               Essex Corporation,
                             CSI ACQUISITION CORP.,
                       Computer Science Innovations, Inc.
                                       and

                          COMPUTER SCIENCE INNOVATIONS
                          EMPLOYEE STOCK OWNERSHIP PLAN



            Dated as of April 19, 2004 and Executed on April 28, 2004

===============================================================================

ARTICLE I    MERGER............................................................1

     SECTION 1.01      The Merger..............................................1

     SECTION 1.02      Effective Time; Closing.................................1

     SECTION 1.03      Effect of the Merger....................................2

     SECTION 1.04      Certificate of Incorporation; By-Laws...................2

     SECTION 1.05      Directors and Officers..................................2

     SECTION 1.06      Tax Matters.............................................2

ARTICLE II   REDEMPTION OF SECURITIES; CONVERSION OF SECURITIES; SURRENDER
             OF CERTIFICATES...................................................2

     SECTION 2.01      Exercise of Certain Options; Redemption of Shares of
                       Company Common Stock....................................2

     SECTION 2.02      Aggregate Purchase Price................................3

     SECTION 2.03      Conversion of Securities................................5

     SECTION 2.04      Dissenting Shares.......................................5

     SECTION 2.05      Surrender of Shares; Stock Transfer Books...............6

     SECTION 2.06      Escrow Agreement........................................6

     SECTION 2.07      Withholding.............................................7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................7

     SECTION 3.01      Organization; Good Standing; Qualification..............7

     SECTION 3.02      Charter Documents; Books and Records....................7

     SECTION 3.03      Capitalization..........................................8

     SECTION 3.04      Authority Relative to this Agreement....................8

     SECTION 3.05      No Conflict; Required Filings and Consents..............8

     SECTION 3.06      Subsidiaries............................................9

     SECTION 3.07      Financial Statements....................................9

     SECTION 3.08      Absence of Undisclosed Liabilities......................9

     SECTION 3.09      Absence of Changes......................................9

     SECTION 3.10      Transactions with Affiliates...........................10

     SECTION 3.11      Accounts Receivable....................................10

     SECTION 3.12      Inventory..............................................10

     SECTION 3.13      Material Contracts.....................................10

     SECTION 3.14      Insurance..............................................12

     SECTION 3.15      Title; Sufficiency; Condition of Assets................12

     SECTION 3.16      Real Property Leases...................................13

     SECTION 3.17      Intellectual Property..................................13

     SECTION 3.18      Intentionally Omitted..................................15

     SECTION 3.19      Employees and Consultants..............................15

     SECTION 3.20      The Company Benefit Plans..............................16

     SECTION 3.21      Compliance with Laws...................................19

     SECTION 3.22      Governmental Approvals.................................19

     SECTION 3.23      Government Contracts and Subcontracts..................19

     SECTION 3.24      Proceedings and Orders.................................21

     SECTION 3.25      Taxes..................................................22

     SECTION 3.26      Bank Accounts..........................................24

     SECTION 3.27      Vote Required..........................................24

     SECTION 3.28      Opinion of Financial Advisors..........................24

     SECTION 3.29      Brokers' and Finders' Fees.............................25

     SECTION 3.30      Disclosure.............................................25

     SECTION 3.31      No Conflict............................................25

     SECTION 3.32      ERISA Matters..........................................25

     SECTION 3.33      ESOP Shares............................................25

     SECTION 3.34      Due Authorization and Enforceability...................26

     SECTION 3.35      Litigation.............................................26

     SECTION 3.36      Broker's and Finders' Fees.............................26

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........26

     SECTION 4.01      Organization and Qualification; Subsidiaries...........26

     SECTION 4.02      Authority Relative to this Agreement...................27

     SECTION 4.03      No Conflict; Required Filings and Consents.............27

ARTICLE V    CONDUCT OF BUSINESS PENDING THE MERGER...........................27

     SECTION 5.01      Conduct of Business by the Company Pending the Merger..27

ARTICLE VI   ADDITIONAL AGREEMENTS............................................29

     SECTION 6.01      Appropriate Action; Consents; Filings..................29

     SECTION 6.02      Novation of Government Contracts.......................29

     SECTION 6.03      Treatment of the ESOP Post-Closing.....................30

     SECTION 6.04      Access to Information; Confidentiality.................30

     SECTION 6.05      No Solicitation of Competing Transactions..............31

     SECTION 6.06      Notification of Certain Matters........................31

     SECTION 6.07      No Solicitation of Employees...........................32

     SECTION 6.08      Public Announcements...................................32

     SECTION 6.09      Proxy Statement........................................32

     SECTION 6.10      Shareholders' Meeting..................................32

ARTICLE VII  CONDITIONS TO THE MERGER.........................................33

     SECTION 7.01      Conditions to the Obligations of Each Party............33

     SECTION 7.02      Conditions to the Obligations of Parent and Merger
                       Sub....................................................33

     SECTION 7.03      Conditions to the Obligations of the Company...........34

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................34

     SECTION 8.01      Termination............................................34

     SECTION 8.02      Effect of Termination..................................36

     SECTION 8.03      Fees and Expenses......................................36

     SECTION 8.04      Amendment..............................................36

     SECTION 8.05      Waiver.................................................37

ARTICLE IX   INDEMNIFICATION..................................................37

     SECTION 9.01      Indemnification by Company.............................37

     SECTION 9.02      Reserved...............................................37

     SECTION 9.03      Procedures for Indemnification.........................37

     SECTION 9.04      Limitations on Indemnification.........................38

     SECTION 9.05      Remedies Cumulative....................................38

     SECTION 9.06      Method of Asserting Claims.............................38

ARTICLE X    GENERAL PROVISIONS...............................................38

     SECTION 10.01     Survival of Representations, Warranties and
                       Agreements.............................................38

     SECTION 10.02     Notices................................................38

     SECTION 10.03     Certain Definitions....................................39

     SECTION 10.04     Severability...........................................45

     SECTION 10.05     Entire Agreement; Assignment...........................45

     SECTION 10.06     Parties in Interest....................................46

     SECTION 10.07     Specific Performance...................................46

     SECTION 10.08     Governing Law..........................................46

     SECTION 10.09     Headings...............................................46

     SECTION 10.10     Interpretation.........................................46

     SECTION 10.11     Counterparts...........................................47

     SECTION 10.12     Waiver of Jury Trial...................................47

                             EXHIBITS AND SCHEDULES


Schedule A            ESOP Stock Allocation
Exhibit  1.04(a)      Certificate of Incorporation of the Surviving Corporation
Exhibit  1.04(b)      By-laws of  Surviving  Corporation
Schedule  2.01        Redemption Spreadsheet
Exhibit 2.06          Escrow  Agreement
Exhibit  7.02(d)      Form of Opinion of Reinman, Matheson, Kostro, Vaughn &
                      Durham, PA
Exhibit 7.02(e)       Form of Opinion of Gary, Harris & Robinson, P.A.

                             INDEX OF DEFINED TERMS

DEFINED TERM                                        LOCATION OF DEFINITION

Acquisition Proposal                                         Section 10.03
Affiliate                                                    Section 10.03
Aggregate Purchase Price                                     Section 2.02(a)
Agreement                                                    Recitals
AMS                                                          Section 3.23(d)(ii)
Articles of Merger                                           Section 1.02
Basket                                                       Section 9.04
Books and Records                                            Section 10.03
Business                                                     Recitals
Business Day                                                 Section 10.03
Cash                                                         Section 10.03

Certificates                                                 Section 2.05
Closing                                                      Section 1.02
Code                                                         Section 3.20(b)
Company                                                      Recitals
Company Benefit Plans                                        Section 3.20(a)
Company Common Stock                                         Recitals
Company Contract                                             Section 10.03
Company Disclosure Schedule                                  Article III
Company Financial Advisor                                    Section 3.28
Company Intellectual Property                                Section 10.03
Company Options                                              Section 10.03
Company Products                                             Section 10.03
Company Registered Intellectual Property Rights              Section 3.17(a)
Company Shareholders                                         Section 2.03(a)
Confidentiality Agreement                                    Section 10.03
Contract                                                     Section 10.03

Copyrights                                                   Section 10.03
Current Assets                                               Section 2.02(b)
Current Liabilities                                          Section 2.02(c)
Current Ratio                                                Section 2.02(d)
Damages                                                      Section 10.03
DCAA                                                         Section 3.23(i)
Defined Benefit Plan                                         Section 10.03
Dissenting Shares                                            Section 2.04
Effective Time                                               Section 1.02
Employee Benefit Plan                                        Section 10.03
Encumbrances                                                 Section 10.03
Entity                                                       Section 10.03
ERISA                                                        Section 10.03
Escrow Account                                               Section 2.06

Escrow Agent                                                 Section 2.06
Escrow Agreement                                             Section 2.06
Escrow Amount                                                Section 2.06
ESOP                                                         Recitals
ESOP Participants                                            Recitals
Excess Current Assets                                        Section 2.01(b)(i)
Excess Liabilities                                           Section 2.02(e)
FICA                                                         Section 10.03
Financial Statements                                         Section 3.07(a)
Florida Law                                                  Recitals
GAAP                                                         Section 10.03
Government Contract                                          Section 10.03
Government Prime Contract                                    Section 10.03
Government SubContract                                       Section 10.03
Governmental Approval                                        Section 10.03
Governmental Authority                                       Section 10.03
Indemnitee                                                   Section 9.03
Indemnitor                                                   Section 9.03
Insurance Policies                                           Section 3.14
Intellectual Property Rights                                 Section 10.03
Inventory                                                    Section 10.03
Knowledge                                                    Section 10.03
Leased Real Property                                         Section 10.03
Legal Requirements                                           Section 10.03
Liability                                                    Section 10.03
March 31, 2004 Balance Sheet                                 Section 2.02(f)
Mask Works                                                   Section 10.03
Material Adverse Effect                                      Section 10.03
Material Contracts                                           Section 3.13(a)
Member of the Controlled Group                               Section 10.03
Merger                                                       Recitals
Merger Sub                                                   Recitals
Multiemployer Plan                                           Section 10.03
Offer                                                        Section 10.03
Order                                                        Section 10.03
Parent                                                       Recitals
Parent Material Adverse Effect                               Section 4.01
Patents                                                      Section 10.03
Per Share Merger Consideration                               Section 2.03(c)
Person                                                       Section 10.03
Post-Closing Period                                          Section 10.03
Pre-Closing Period                                           Section 10.03
Proceedings                                                  Section 10.03
Proxy Statement                                              Section 6.09

Purchase Price Adjustment                                    Section 2.02(a)
Real Property                                                Section 10.03
Real Property Leases                                         Section 10.03
Receivable                                                   Section 10.03
Redemption                                                   Section 2.01(b)
Registered Intellectual Property Rights                      Section 10.03
Representatives                                              Section 6.04(a)
Resolutions                                                  Section 3.02(a)
Shareholders' Meeting                                        Section 6.10
Shares                                                       Section 3.03(a)
Superior Proposal                                            Section 6.05
Surviving Corporation                                        Section 1.01
Tax                                                          Section 10.03
Tax Authority                                                Section 10.03
Tax Returns                                                  Section 10.03
Teaming Agreement                                            Section 10.03
Terminating Company Breach                                   Section 8.01(g)
Terminating Parent Breach                                    Section 8.01(f)
Termination Fee                                              Section 8.03(a)
Trade Secrets                                                Section 10.03
Trademarks                                                   Section 10.03
Transfer Taxes                                               Section 10.03
Treasury Regulations                                         Section 10.03
Trust                                                        Section 4.01
Trust Agreement                                              Section 3.20(b)
Trustee                                                      Recitals
2004 Financials                                              Section 3.25(b)
Warn Act                                                     Section 3.19(e)

                  AGREEMENT AND PLAN OF MERGER dated as of April 19, 2004 and executed on April 28, 2004 (this "AGREEMENT") among Essex Corporation, a Virginia corporation ("PARENT"), CSI ACQUISITION CORP., a Florida corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), COMPUTER SCIENCE INNOVATIONS, INC., a Florida corporation (the "COMPANY"), the COMPUTER SCIENCE INNOVATIONS EMPLOYEE STOCK OWNERSHIP PLAN (the "ESOP") and ROSS A. WHITLEY acting solely in his capacity as Trustee under the ESOP (in such capacity, the "TRUSTEE").

                  WHEREAS, the Company is engaged in the business of providing informational technology services and products directly or indirectly to or for a Governmental Authority and any other business which prior to the date hereof has been conducted by the Company (the "BUSINESS");

                  WHEREAS, each participant in the ESOP (collectively, the "ESOP PARTICIPANTS") has allocated to him or her shares of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") as is set forth on SCHEDULE A hereto;

                  WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Law of the State of Florida ("FLORIDA LAW"), will merge with and into the Company (the "MERGER");

                  WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to the holders of Shares (as defined in Section 3.03(a)) and is in the best interests of such shareholders and (ii) approved this Agreement and the transactions contemplated hereby and unanimously has recommended that the shareholders of the Company adopt this Agreement; and

                  WHEREAS, the Board of Directors of Parent has determined that the Merger is in the best interests of Parent and its stockholders and has approved and, as sole stockholder of Merger Sub, has adopted this Agreement and the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with Section 607.1101 of Florida Law, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation of the Merger (the "SURVIVING CORPORATION").

SECTION 1.02 EFFECTIVE TIME; CLOSING. As promptly as practicable, and in no event later than five business days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than those conditions that can only be satisfied on the

Closing), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Florida, in such form as is required by, and executed in accordance with, Section 607.1105 of Florida Law. The term "EFFECTIVE TIME" means the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Florida (or such later time as may be agreed by the parties hereto and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing (the "CLOSING") will be held at the offices of Reinman, Matheson, Kostro, Vaughn & Durham, PA, 1825 S. Riverview Drive, Melbourne, FL 32901 (or such other place as the parties may agree).

SECTION 1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Florida Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.04      CERTIFICATE OF INCORPORATION; BY-LAWS.

(a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be shall be amended and restated in its entirety to read as set forth in Exhibit 1.04(a).

(b) At the Effective Time, the By-laws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read as set forth in Exhibit 1.04(b).

SECTION 1.05 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION 1.06 TAX MATTERS. The parties agree that the Merger shall be treated as a purchase of Company Common Stock by Parent from the Company Shareholders for federal and state income tax purposes and shall not take any position on any Tax Return to the contrary.

                                   ARTICLE II

  REDEMPTION OF SECURITIES; CONVERSION OF SECURITIES; SURRENDER OF CERTIFICATES

SECTION 2.01 EXERCISE OF CERTAIN OPTIONS; REDEMPTION OF SHARES OF COMPANY COMMON STOCK.

(a) Prior to the Closing, it is anticipated that the holders of Company Options will exercise such options in order to participate in the Redemption referred to below, as detailed in the spreadsheet attached as Schedule 2.01. The Company may permit such option holders to use promissory notes to pay the applicable exercise price under their respective Company Options. Any such promissory notes will be returned by the Company to the respective option holders as part of the payment to such holder in the Redemption to the extent possible. Any portion of such promissory notes remaining unpaid after the Redemption, shall be repaid out of the Per Share Merger Consideration otherwise due to the applicable shareholder pursuant to Section 2.03 hereof.

(b) Immediately prior to the Closing, the Company will redeem on a pro rata basis (the "REDEMPTION"), that number of shares of Company Common Stock required to redeem out the amount of estimated Excess Current Assets plus the consideration received by the Company as a result of the exercise of the Company Options in connection with the Redemption as indicated on Schedule 2.01.

(i) "EXCESS CURRENT ASSETS" means as of the Closing, (A) The amount of estimated Current Assets minus (B) the sum of (1) 2.25 times the amount of estimated Current Liabilities and (2) the amount of any portion of FICA payments which constitute extra expense to the Company in connection with the transactions contemplated by this Agreement (which relate primarily to Medicare payments) that the Company is required to make in connection with the exercise of the Company Options in accordance with Schedule 2.01. Notwithstanding the foregoing, the amount of Excess Current Assets shall not exceed $1,600,000.

(ii) The Redemption shall be made in accordance with applicable law and the Company's Certificate of Incorporation and the ESOP.

SECTION 2.02     AGGREGATE PURCHASE PRICE. (a) The  "AGGREGATE  PURCHASE  PRICE"
shall be  $8,125,000, subject to adjustment as follows  (the   "PURCHASE   PRICE
ADJUSTMENT"):

(i) The Aggregate Purchase Price shall be decreased, dollar for dollar, by the amount by which the estimated Cash is less than $300,000.

(ii) If the estimated Current Ratio is less than 2.25 to 1, the Aggregate Purchase Price shall be shall be decreased dollar for dollar, by an amount equal to the Excess Liabilities (as defined below).

(iii)    The Aggregate Purchase Price shall be reduced by any Transfer Taxes.

(b) "CURRENT ASSETS" means as of March 31, 2004, the estimated total current assets of the Company determined in conformity with GAAP consistently applied.

(c)      "CURRENT  LIABILITIES"  means as of March 31, 2004,  the total  current
         liabilities  of  the  Company   determined  in  conformity   with  GAAP
         consistently applied.

(d) "CURRENT RATIO" means as of March 31, 2004, the ratio of (A) estimated Current Assets to (B) estimated Current Liabilities. The Current Ratio shall be computed in accordance with GAAP consistently applied.

(e) "EXCESS LIABILITIES" means the amount of estimated Current Liabilities in excess of (A) the estimated Current Assets divided by (B) 2.25.

(f) The Company has, with the assistance of the Company's independent auditors, prepared and delivered to Parent an estimated balance sheet at March 31, 2004 (the "MARCH 31, 2004 BALANCE SHEET"), including a statement of the estimated Excess Current Assets and estimated Current Ratio.

SECTION 2.03 CONVERSION OF SECURITIES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, ESOP Participants or other holders of outstanding shares of the Company's capital stock immediately prior to the Effective Time (the "COMPANY SHAREHOLDERS"):

(i) each outstanding share of Company Common Stock (other than Dissenting Shares (as hereinafter defined) and treasury shares) shall be cancelled and converted automatically into the right to receive the Per Share Merger Consideration (as defined below);

(ii) each share of Company Common Stock held in the Company's treasury as of the Effective Time shall be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.

(b) From and after the Effective Time, each share of Company Common Stock to be converted into the right to receive the Per Share Merger
         Consideration pursuant to this Section 2.03 shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and the holders of certificates representing such shares shall cease to have any rights with respect to such shares, except the right to receive the Per Share Merger Consideration (such Per Share Merger Consideration to be payable (except as provided in Section 2.06 hereof) to the holder of each such share of Company Common Stock, upon surrender, in the manner provided in Section 2.05, of the certificate that formerly evidenced such share of Company Common Stock).

(c)      As used in this Agreement "PER SHARE MERGER  CONSIDERATION"  shall mean
         (A) the Aggregate Purchase Price, as adjusted pursuant to Section 2.02 divided by (B) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

SECTION 2.04      DISSENTING SHARES.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by Company Shareholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing payment of the fair market value of such shares of

Company Common Stock in accordance with Section 607.1302 of Florida Law (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Per Share Merger Consideration. Such shareholders shall be entitled to receive payment of the fair market value of such shares of Company Common Stock held by them in accordance with the provisions of such
Section 607, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such Section 607 shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.05, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

(b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Florida Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the Florida Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

SECTION 2.05      SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

(a) At the Closing, the Company shall cancel all certificates representing outstanding Company Common Stock (the "CERTIFICATES") delivered to it (with any stock transfer tax stamps required by reason of the payment of the Per Share Merger Consideration to a person other than the registered holder of the certificate surrendered), together with such other customary documents as may reasonably be required by Parent, in exchange for the amount of cash which such holder is entitled to receive in accordance with Section 2.03(a). Immediately following the Effective Time, all Certificates surrendered to the Company shall be cancelled. Any Company Shareholder whose Certificates are not delivered at the Closing shall receive the Per Share Merger Consideration with respect to the shares formally evidenced by such Certificates upon delivery after the Closing of such Certificates and the other items required pursuant to the first sentence of this Section 2.05. No interest shall accrue or be paid on the Per Share Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate.

(b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law.

SECTION 2.06 ESCROW AGREEMENT. Prior to or simultaneously with the Closing, the Company and Parent shall enter into an escrow agreement (the "ESCROW AGREEMENT") with an escrow agent selected by Parent and reasonably acceptable to the Company (the "ESCROW AGENT") substantially in the form of Exhibit 2.06 hereto, but with any changes reasonably requested by the Escrow Agent. Pursuant to the terms of the Escrow Agreement at the Closing, Parent shall deposit cash equal to, in the aggregate $125,000 of the consideration otherwise payable to the Company Shareholders pursuant to Section 2.03 hereof ("ESCROW AMOUNT") into an escrow account, which account is to be managed by the Escrow Agent (the "ESCROW ACCOUNT"). Distributions of any funds from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement. Unless the Code and Treasury Regulations require otherwise, proceeds included in the Escrow Amount shall be treated as property of the Company Shareholders for Tax purposes unless and until such proceeds are returned to Parent.

SECTION 2.07 WITHHOLDING. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts,if any, as it or the Company is or was required to deduct and withhold with respect to the making of such payment, the exercise of options or the Redemption described in Section 2.01 hereof, under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as disclosed in a separate disclosure schedule referring to the specific representations and warranties contained in this Agreement, which has been delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to Parent and Merger Sub that:

SECTION 3.01 ORGANIZATION; GOOD STANDING; QUALIFICATION.SECTION 3.01 OF THE COMPANY DISCLOSURE SCHEDULE sets forth the Company's jurisdiction of organization and each state or other jurisdiction in which the Company is qualified to do business. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the Company; and (iii) has full power and authority required to own, lease and operate its assets and to carry on its Business as now being conducted and as presently proposed to be conducted.

SECTION 3.02      Charter Documents; Books and Records.

(a) The Company has delivered or made available to Parent accurate, correct and complete copies of (i) the Certificate of Incorporation and By-Laws of the Company, including all amendments thereto, as presently in effect; (ii) all stock records of the Company, including the Company's stock ledger; (iii) all minutes and other records of all meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Company's Board of Directors and all committees of the Company's Board of Directors (collectively, the "RESOLUTIONS"); and (iv) all books of account and other financial records of the Company.

(b) The minute books of the Company accurately and completely reflect all material corporate actions of its shareholders, the Company's Board of Directors and any committees of the Company's Board of Directors. The books of account and other financial records of the Company are accurate and complete.

(c) The Company is not in violation of any of the provisions of its Certificate of Incorporation, By-Laws or Resolutions.

SECTION 3.03      CAPITALIZATION.

(a) The authorized capital stock of the Company consists of 8,500,000 shares of capital stock. The Company has issued 3,538,984 shares, of which 3,000,359 shares are oustanding, of Company Common Stock (collectively referred to as the "SHARES"). No other shares of capital stock are issued or outstanding. All issued and outstanding shares of capital stock of, or beneficial interests in, the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements and are free and clear of all Encumbrances. SECTION 3.03 OF THE COMPANY DISCLOSURE SCHEDULE sets forth a true, correct and complete list of all holders of Shares and Company Options and the number of Shares and Company Options owned by each.

(b) Except as disclosed on SECTION 3.03 OF THE COMPANY DISCLOSURE SCHEDULE, there is no (i) outstanding preemptive right, subscription, option, call, warrant or other right to acquire any securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any securities of the Company; (iii) Contract under which the Company is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any its securities; or (iv)
shareholder agreement, voting trust or other agreement, arrangement or understanding that may affect the exercise of voting or any other rights with respect to the capital stock of the Company.

SECTION 3.04 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the adoption of this Agreement by the holders  of  a  majority  of  the  Shares  and  the  filing and  recordation  of appropriate merger documents as required by Florida Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium as similar laws affecting creditors' rights generally and by general principles of equity.

SECTION 3.05 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution, delivery and performance of this Agreement by the Company do not and will not (with or without notice or lapse of time):

(a) conflict with, violate or result in any breach of (i) any of the provisions of the Company's Certificate of Incorporation or By-Laws; (ii) any Resolutions;
(iii) any of the terms or requirements of any Governmental Approval held by the Company or any of its employees or that otherwise relates to the Business; or
(iv) any material provision of any Company Contract;

(b) give any Governmental Authority or other Person the right to (i) challenge the Merger; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which the Company is subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, modify or receive any payment under any Company Contract; or (iv) revoke, suspend or modify any Governmental Approval; or

(c) except as disclosed on SECTION 3.05 OF THE COMPANY DISCLOSURE SCHEDULE, require the Company to obtain any consent or make or deliver any filing or notice to a Governmental Authority.

SECTION 3.06 SUBSIDIARIES. (a) The Company does not own any shares of capital stock or other securities of, or control, directly or indirectly, any other Entity.

SECTION 3.07      FINANCIAL STATEMENTS.

(a) The Company has previously delivered or made available to Parent the following financial statements (collectively, the "FINANCIAL STATEMENTS"): the audited balance sheets, and the related statements of operations, changes in shareholders' equity, and cash flows, of the Company as of and for the fiscal years ended March 31, 2002 and 2003; and the Company will deliver prior to the Closing, draft audited balance sheets, and the related statements of operations, changes in shareholder's equity, and cash flows, of the Company as of and for the fiscal year ended March 31, 2004.

(b) All of the Financial Statements (i) are consistent with the Books and Records of the Company; (ii) fairly present the financial condition of the Company as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of the Company for the periods covered thereby; and (iii) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered. All reserves established by the Company and set forth in the Financial Statements are adequate for the purposes for which they were established.

SECTION 3.08 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no Liabilities other than (i) those set forth in the Financial Statements; (ii) those incurred in the ordinary course of business and not required to be set forth in the Financial Statements under GAAP, none of which, individually or in the aggregate, would have a Material Adverse Effect on the Company;
(iii) those incurred in the ordinary course of business since March 31, 2004; and (iv) those incurred in connection with the execution of this Agreement. Notwithstanding the foregoing, if there is any Liability of which the Company has no Knowledge and the existence of such  Liability  would  constitute  a breach of another  representation  in this
Article III but for the inclusion of a Knowledge qualifier in such representation, the existence of such Liability shall not be deemed to be a breach of this Section 3.08.

SECTION 3.09 ABSENCE OF CHANGES. Since March 31, 2004, (i) the Company has conducted the Business in the ordinary course of business and (ii) no event or circumstance has occurred that could reasonably have a Material Adverse Effect on the Company.

SECTION 3.10 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Financial Statements, no Affiliate (a) owns, directly or indirectly, any debt, equity or other interest in any Entity with which the Company is affiliated, has a business relationship or competes other than Affiliates that own less than five percent (5%) of the issued and outstanding capital stock of a publicly-traded competitor of the Company; (b) is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any Affiliate other than with respect to any of the Company's obligations to pay accrued salaries, reimbursable expenses or other standard employee benefits; (c) has any direct or indirect interest in any asset, property or other right used in the conduct of or otherwise related to the Business;
(d) has any claim or right against the Company, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Affiliate against the Company; or (e) is a party to any Company Contract or has had any direct or indirect interest in, any Company Contract, transaction or business dealing of any nature involving the Company.

SECTION 3.11      ACCOUNTS RECEIVABLE.

(A) SECTION 3.11 OF THE COMPANY DISCLOSURE SCHEDULE sets forth an accurate and complete list of all Receivables of the Company existing as of March 31, 2004. Each Receivable is (i) a valid and legally binding obligation of the account debtor enforceable in accordance with its terms, free and clear of all Encumbrances, and not subject to setoffs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses, and conditions precedent; (ii) a true and correct statement of the account for merchandise actually sold and delivered to, or for services actually performed for and accepted by, such account debtor; and (iii) fully collectible within six (6) months, except for the profit portion of Receivables which are not yet due and payable under the terms of a Government Contract, and subject to trade discounts provided in the ordinary course of business and any allowance for doubtful accounts contained in the March 31, 2004 Financial Statements.

(B) SECTION 3.11 OF THE COMPANY DISCLOSURE SCHEDULE sets forth an aged list of the Receivables of the Company as of March 31, 2004 showing separately those Receivables that as of such date had been outstanding (i) 29 days or less, (ii) 30 to 59 days, (iii) 60 to 89 days and (iv) more than 90 days.

SECTION 3.12      INVENTORY.  The Company has no Inventory.

SECTION 3.13      MATERIAL CONTRACTS.

(A) SECTION 3.13 OF THE COMPANY DISCLOSURE SCHEDULE sets forth an accurate, correct and complete list of all the Company Contracts to which any of the descriptions set forth below may apply (the "MATERIAL CONTRACTS"):

(i) Any Contract for capital expenditures or for the purchase of goods or services in excess of $20,000;

(ii)     Any Contract to sell or deliver service at a price which does not cover
         the  cost  (including   labor,   materials  and  production   overhead)
         associated with such service;

(iii) Any Contract involving financing or borrowing of money, or evidencing indebtedness, any liability for borrowed money, any obligation for the deferred purchase price of property in excess of $20,000 (excluding normal trade payables) or guaranteeing in any way any Contract in connection with any Person;

(iv) Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

(v) Any advertising Contract not terminable without payment or penalty on thirty (30) days (or less) notice;

(vi)     Any Contract relating to any license or royalty arrangement;

(vii)    Any power of attorney, proxy or similar instrument;

(viii) Any Contract for the manufacture, service or maintenance of any product of the Business;

(ix) Any Contract for the purchase or sale of any assets other than in the ordinary course of business;

(x) Any Contract to indemnify any Person or to share in or contribute to the liability of any Person except for customary indemnity clauses contained in Government Contracts entered into in the ordinary course of the Company's Business;

(xi) Any Contract for the purchase or sale of foreign currency or otherwise involving foreign exchange transactions;

(xii) Any Contract containing covenants not to compete in any line of business or with any Person in any geographical area other than non-compete provisions contained in any Government SubContract entered into in the ordinary course of the Company's Business;

(xiii) Any Contract related to the acquisition of a business or an equity interest in any other Entity; and

(xiv) Any other Contract which (i) provides for payment or performance by either party thereto having an aggregate value of $50,000 or more; or
         (ii) is not terminable without payment or penalty on thirty (30) days (or less) notice.

(b) The Company has delivered or made available to Parent accurate, correct and complete copies of all Material Contracts (or written summaries of the material terms thereof, if not in writing), including all amendments, supplements, modifications and waivers thereof. All nonmaterial contracts of the Company do not, in the aggregate, represent a material portion of the Liabilities of the Company.

(c) Each Company Contract is currently valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium as similar laws affecting creditors' rights generally and by general principles of equity.

(d) (i) No party has notified the Company that it is in default, under any Company Contract. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that would (with or without notice or lapse of time) (a) result in a violation or breach of any of the provisions of any Company Contract; (b) give any Person the right to declare a default or exercise any remedy under any Company Contract; (c) give any Person the right to accelerate the maturity or performance of any Company Contract or to cancel, terminate or modify any Company Contract; or (d) otherwise have a Material Adverse Effect on the Company; and

                           (ii)The  Company has not waived any of its  remaining
rights under any Company Contract.

(e) To the Knowledge of the Company, each Person against which the Company has or may acquire any rights under any Company Contract is (i) solvent and (ii) able to satisfy such Person's material obligations and liabilities to the Company.

(f) The performance of the Company Contracts will not result in any violation of or failure by the Company to comply with any Legal Requirement.

(g) To the Knowledge of the Company, the Material Contracts constitute all of the Contracts necessary to enable the Company to continue to conduct the Business after the Closing in substantially the manner in which the Business is currently being conducted.

SECTION 3.14 INSURANCE. SECTION 3.14 OF THE COMPANY DISCLOSURE SCHEDULE sets forth an accurate and complete list of all insurance policies, self-insurance arrangements and fidelity bonds, currently in effect, that insure the Business (collectively, the "INSURANCE POLICIES"). The Company has delivered or made available to Parent true, correct and complete copies of all Insurance Policies. Each Insurance Policy is valid, binding, and in full force and effect. The Company is not in breach of any Insurance Policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach, or permit termination, modification, or acceleration, of any Insurance Policy. The Company has not received any notice of cancellation or non-renewal of any Insurance Policy. The consummation of the Merger will not cause a breach, termination, modification, or acceleration of any Insurance Policy. There is no claim under any Insurance Policy that has been improperly filed or as to which any insurer has questioned, disputed or denied liability. The Company has not received any notice of, nor does the Company have any Knowledge of any facts that might result in, a material increase in the premium for any Insurance Policy.

SECTION 3.15      TITLE; SUFFICIENCY; CONDITION OF ASSETS.

(a) The Company has good and valid title to all its owned assets and properties, in each case free and clear of all Encumbrances of any kind or nature, except
(a) restrictions imposed in any Governmental Approval and (b) Encumbrances disclosed on SECTION 3.15 OF THE COMPANY DISCLOSURE SCHEDULE. As of the date hereof, and at the Closing, there will be no amount outstanding under the Company's line of credit.

(b) All tangible assets are (i) in good operating condition and repair, ordinary wear and tear excepted; (ii) suitable and adequate for continued use in the manner in which they are presently being used.

SECTION 3.16 REAL PROPERTY LEASES. The Company does not currently own nor has it ever owned any Real Property. SECTION 3.16 OF THE COMPANY DISCLOSURE SCHEDULE sets forth an accurate, correct and complete list of all Real Property Leases (including the street address of each Leased Real Property and the name of the lessor) and a list of Contracts affecting each Leased Real Property. The Company has been in lawful possession of the premises covered by each Real Property Lease since the commencement of the original term of such Lease. The Company has delivered or made available to Parent accurate, correct and complete copies of each Real Property Lease and copies of existing title insurance policies, title reports, surveys, if any in its possession, for the real property subject to the Real Property Leases. All Real Property Leases are valid and effective in accordance with their respective terms and, to the Knowledge of the Company, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof.

SECTION 3.17      INTELLECTUAL PROPERTY.

(A) SECTION 3.17 OF THE COMPANY DISCLOSURE SCHEDULE lists all Company Intellectual Property, specifying in each case whether such Company Intellectual Property is owned or controlled by or for, licensed to, or otherwise held by or for the benefit of the Company, including all Registered Intellectual Property Rights owned by, filed in the name of or applied for by the Company and used in the Business (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS").

(b) Each item of Company Intellectual Property (i) to the Knowledge of the Company is valid, subsisting and in full force and effect, (ii) to the Knowledge of the Company has not been abandoned or passed into the public domain and (iii) is free and clear of any Encumbrances. To the Knowledge of the Company, the Company Intellectual Property constitutes all the Intellectual Property Rights used in and/or necessary to the conduct of the Business as it is currently conducted by the Company prior to the Closing and, to the Knowledge of the Company, by Parent following the Closing, including the design, development, manufacture, use, import and sale of the Company Products (including those currently under development).

(c) The Company has no Knowledge of any facts, circumstances or information that
(i) would render any Company Intellectual Property invalid or unenforceable,  or
(ii) would adversely affect or impede the ability of the Company to use any Company Intellectual Property in the conduct of the Business as it is currently conducted by the Company prior to Closing or, to the Knowledge of the Company, by Parent following the Closing. The Company has not misrepresented, or failed to disclose, and has no Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company
Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

(d) The  Company  has taken all  reasonably  necessary  action to  maintain  and protect (i) the Company's Intellectual Property, and (ii) the secrecy, confidentiality, value and the Company's rights in the Trade Secrets of the Company and those provided by any Person to the Company, including by having and enforcing a policy requiring all current and former employees, consultants and contractors of the Company to execute appropriate confidentiality and assignment agreements. All copies thereof shall be delivered or made available to Parent at Closing. The Company has no Knowledge of any violation or unauthorized disclosure of any Trade Secret related to the Business or the Liabilities, or obligations of confidentiality with respect to such.

(e) To the Knowledge of the Company, the operation of the Business as it is currently conducted, or as it is currently planned or contemplated to be conducted by the Company prior to the Closing, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the Company Products (including any currently under development), does not and will not, and will not when operated by Parent substantially in the same manner following the Closing, infringe or misappropriate any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity), defame or libel any Person or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any Person claiming that such operation or any Company Product (including any currently under development) infringes or misappropriates any Intellectual Property Rights of any Person (including any right of privacy or publicity), or defames or libels any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

(f) To the Knowledge of the Company, no Person is violating, infringing or misappropriating any Company Intellectual Property Right.

(g) The Company has not received notice or any threat of any Proceedings before any Governmental Authority (including before the United States Patent and Trademark Office) anywhere in the world related to any of the Company Intellectual Property, including any Company Registered Intellectual Property Rights.

(h) No Company Intellectual Property or Company Product is subject to any Proceeding or any outstanding decree, order, judgment, office action or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

(i) Neither this Agreement nor the Merger, including the assignment to Parent, by operation of law or otherwise, of any Company Contracts will result in (i) Parent granting to any third party any right to, or with respect to, any Intellectual Property Right owned by, or licensed to, Parent; (ii) Parent being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Business; or (iii) Parent being obligated to pay any royalties or other amounts to any third party.

SECTION 3.18      INTENTIONALLY OMITTED.

SECTION 3.19      EMPLOYEES AND CONSULTANTS.

(a) EMPLOYEES AND CONTRACTS. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company other than Monte Hancock, Rusty Topping, Susanne Kuracz, John Day, Kevin Pratt, Tim Bryant, Chad Sessions, Rhonda Delmater, Rod McCormick, John Shverak, Don Glew, Leslie Kain and Justin Mortimer, who will enter into mutually acceptable employment agreements immediately prior to the Closing. The Company has no Knowledge that any officer, employee or consultant of the Company, other than George Milligan intends to terminate his or her employment or other engagement with the Company, nor does the Company have a present intention to terminate the employment or engagement of any Contractor.

(b) COMPENSATION. SECTION 3.19 OF THE COMPANY DISCLOSURE SCHEDULE sets forth an accurate, correct and complete list of all (i) employees of the Company, including each employee's name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, years of service, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise) and (ii) individuals who are currently performing services for the Company related to the Business who are classified as "consultants" or "independent contractors." SECTION 3.19 OF THE COMPANY DISCLOSURE SCHEDULE sets forth all (i) bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the Merger), any present or former Contractor since March 31, 2004; (ii) increases in any employee's wage or salary since March 31, 2004; or (iii) increases or changes in any other benefits or insurance provided to any employees since March 31, 2004. No employee of the Company is eligible for payments that would constitute "parachute payments" under Section 280G of the Code.

(c) DISPUTES. There are no claims, disputes or controversies pending or, to the Knowledge of the Company, threatened involving any employee or group of employees. The Company has not suffered or sustained any work stoppage and no such work stoppage is threatened.

(d) COMPLIANCE WITH LEGAL REQUIREMENTS. The Company has complied in all material respects with all Legal Requirements related to the employment of its employees, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers' compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes. The Company has no Liability under any Legal Requirements related to employment and attributable to an event occurring or a state of facts existing prior to the date thereof.

(e) WARN ACT. The Company is in full compliance with the Worker Readjustment and Notification Act (the "WARN ACT") (29 USC ss.2101), including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any "plant closing" or "mass layoff" to "affected employees", "representatives" and any state dislocated worker unit and local government officials. No reduction in the notification period under the WARN Act is being relied upon by the Company. SECTION 3.19(E) OF THE COMPANY DISCLOSURE SCHEDULE sets forth an accurate, correct and complete list of all employees terminated (except with cause, by voluntarily departure or by normal retirement), laid off or subjected to a reduction of more than 50% in hours or work during the two full calendar months and the partial month preceding this representation and warranty.

(f) UNIONS. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing or election activity pending or, to the Knowledge of the Company, threatened with respect to the Company.

SECTION 3.20      THE COMPANY BENEFIT PLANS.

(A) SECTION 3.20 OF THE COMPANY DISCLOSURE SCHEDULE lists (i) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or director of Company or a Member of the Controlled Group, and (ii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices, whether legally binding or not, which Company or any Member of the Controlled Group maintains, to which any of them contributes, or for which any of them has any obligation or liability (collectively, the "COMPANY BENEFIT PLANS").

                  (b) The ESOP has been duly authorized and established. The Trust Agreement between the Company and the Trustee originally effective as of April 1, 1997, as amended from time to time (the "TRUST AGREEMENT") has been duly authorized by all necessary corporate action on the part of the Company. The ESOP constitutes in all material respects an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder the "CODE"), Treasury Regulation Section 54.4975-11 and Section 407(d)(6) of ERISA. The ESOP is not subject to any outstanding loan agreement and all of the shares of Company Common Stock held by the ESOP have been allocated to the accounts of participants of the ESOP. None of the shares of Company Common Stock held by the ESOP are subject to the provisions of Code Section 1042, 4978 or 4979A. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the parties hereto (including, without limitation, the conversion of securities contemplated by Section 2.02 of this Agreement) will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Code.

                  (c) Neither the Company nor any Member of the Controlled Group maintains or contributes to, or has ever maintained or contributed to, any Defined Benefit Plan or Multiemployer Plan. Nothing contained in any of the Company Benefit Plans will obligate Parent, Company or any Member of the Controlled Group to provide any benefits to employees, former employees or beneficiaries of employees or former employees, or to make any contributions to any plans from and after the Closing.

                  (d) The Company does not maintain or contribute to any plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA or applicable state or local law.

                  (e) The Company has maintained and funded each Company Benefit Plan in accordance with its terms and all applicable statutes, orders or governmental rules and regulations currently in effect and applicable to such Company Benefit Plan, including but not limited to ERISA and the Code.

                  (f) All reports, forms and other documents required to be filed with any governmental entity or furnished to employees, former employees or beneficiaries with respect to any Company Benefit Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and furnished and are accurate.

                  (g) Each of the Company Benefit Plans that is intended to qualify under Section 401(a) of the Code has been timely amended to incorporate the applicable provisions of the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayers' Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, and is the subject of a favorable determination letter issued by the Internal Revenue Service after January 1, 1997 approving such plan as amended. Each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Company Benefit Plan and its related trust. Company and each Member of the Controlled Group have timely amended and operated each of the Company Benefit Plans to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

                  (h) All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been timely made prior to the Closing Date by Company.

                  (i) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the applicable Company Benefit Plans for plan years ending on or before the Closing Date.

                  (j) With respect to each Company Benefit Plan:

(i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

(ii) no action or claims (other than routine claims for benefits made in the ordinary course of Company Benefit Plan administration for which Company Benefit Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to the Company Benefit Plan, any employer who is participating (or who has participated) in any Company Benefit Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Company Benefit Plan;

(iii) Company has no Knowledge of any facts that could give rise to any such action or claim; and

(iv) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated employees or any beneficiary may be amended or terminated by Company at any time without liability (other than ordinary administrative expenses).

                           (k) Neither Company nor any Member of the Controlled Group has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

                           (l) All of the Company Benefit Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996 (including the regulations set forth in Parts 160, 162, and 164 of Title 45 of the Code of Federal Regulations), the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, and any amendment to each such act, or any similar state law requirements.

                           (m) Company has delivered or made available to Parent true, correct and complete copies of: (i) all documents creating or evidencing any Company Benefit Plan; (ii) all reports, forms and other documents required to be filed with any governmental entity or furnished to employees, former employees or beneficiaries (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all plans subject to ERISA, but excluding individual account statements and tax forms) for the preceding three years; (iii) all IRS determination, opinion, notification and advisory letters and rulings relating to any Company Benefit

          Plan; (iv) all applications and correspondence to or from the IRS, Department of Labor or any other governmental agency with respect to any Company Benefit Plan; and (v) all material written agreements and contracts relating to each Company Benefit Plan or its related trust including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered, by the type of agreements required to be listed in SECTION 3.20 OF THE COMPANY DISCLOSURE SCHEDULE.

                           (n) All expenses and liabilities relating to all of the Company Benefit Plans have been, and will on the Closing Date be fully and properly accrued on Company's books and records and disclosed in accordance with generally accepted accounting principles and in Company Benefit Plan financial statements.

SECTION 3.21      COMPLIANCE WITH LAWS.

(a) The Company is, and at all times since January 1, 2002, has been, in compliance in all material respects, with each Legal Requirement that is applicable to the Company or any of the Company's properties, assets, operations or businesses, and no event has occurred, and to the Knowledge of the Company no condition or circumstance exists, that might (with or without notice or lapse of time) constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure comply with, any such Legal Requirement. The Company has not received any notice from any third party regarding any actual, alleged or potential violation of any Legal Requirement.

(b) To the Knowledge of the Company, no Governmental Authority has proposed or is considering any Legal Requirement that may affect the Company, the Company's properties, assets, operations or businesses, or the Company's rights thereto, except to the extent that any such Legal Requirement, if adopted or otherwise put into effect, individually or in the aggregate, will not have a Material Adverse Effect on the Company.

SECTION 3.22      GOVERNMENTAL APPROVALS.

(a) To the Knowledge of the Company, the Company has all Governmental Approvals that are necessary or appropriate in connection with the Company's ownership and use of its properties or assets or the Company's operation of its businesses. To the Knowledge of the Company, the Company has made all filings with, and given all notifications to, all Government Authorities as required by all applicable Legal Requirements. SECTION 3.22 OF THE COMPANY DISCLOSURE SCHEDULE contains an accurate, correct and complete list and summary description of each such Governmental Approval, filing or notification. Each such Governmental Approval, filing and notification is valid and in full force and effect, and there is not pending or, to the Knowledge of the Company, threatened any Proceeding which could result in the suspension, termination, revocation, cancellation, limitation or impairment of any such Governmental Approval, filing or notification. No violations have been recorded in respect of any Governmental Approvals, and the Company knows of no meritorious basis therefor. No fines or penalties are due and payable in respect of any Governmental Approval or any violation thereof.

(b) The Company has delivered or made available to Parent accurate and complete copies of all of the Governmental Approvals, filings and notifications, if any, identified in SECTION 3.22 OF THE COMPANY DISCLOSURE SCHEDULE, including all renewals thereof and all amendments thereto. All Governmental Approvals, if any, are freely assignable to Parent.

SECTION 3.23 GOVERNMENT CONTRACTS AND SUBCONTRACTS.

(a) No material cost incurred by the Company pertaining to any Government Prime Contract or Government Subcontract has been questioned or challenged by representatives of a Governmental Authority, and, to the Company's Knowledge, no such material cost is the subject of any investigation, or has been disallowed by the U.S. Government, and no amount of money due to the Company pertaining to any Government Prime Contract or Government Subcontract has been withheld or set off nor has any claim been made to withhold or set off money and the Company is entitled to all progress payments received with respect thereto other than those Government Contracts which by their terms provide for withholding certain amounts of money until such contract is complete; and all amounts previously charged or at present carried as chargeable by the Company to any Government Contract, Government Subcontract, Offer or Teaming Agreement have been or will be reasonable, allowable and allocable to each such Government Contract, Government Subcontract, Offer or Teaming Agreement; and no notice has been given of a cost accounting standard noncompliance.

(b) Neither the Company nor any of its directors, officers, or to the Knowledge of the Company, its employees is, or in the past ten (10) years has been has been, under administrative, civil or criminalal investigation, and has not been under indictment or information by any Governmental Authority or to the Knowledge of the Company subject to any audit or investigation of the Company with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Prime Contract or Government Subcontract, and during the past ten (10) years, the Company has not conducted or initiated any internal investigation or made a voluntary disclosure to any Governmental Authority with respect to any material alleged irregularity, misstatement or omission arising under or relating to a Government Prime Contract or Government Subcontract.

(c) There exists no material irregularity, misstatement or omission arising under or relating to any Government Prime Contract or Government Subcontract that has led during the last ten (10) years or could lead to any of the consequences set forth in Section 3.23(b) above, or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.

(d)      There exists:

(i) no outstanding material claims against the Company, either by any Governmental Authority or by any prime contractor, subcontractor, vendor or other person, arising under or relating to any Government Prime Contract or Government Subcontract; and to the Knowledge of the Company, there are no facts upon which such a claim may be based in the future; and

(ii) no material disputes between the Company and any Governmental Authority under the Contract Disputes Act, the Acquisition Management System ("AMS") or any other federal statute or regulation or between the Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Prime Contract or Government Subcontract; and, to the Knowledge of the Company, there are no facts over which such a dispute may arise in the future.

(e) Except for claims for payment of fees and purchase prices in the ordinary course of business, the Company does not have any interest in any pending claim against any Governmental Authority or any prime contractor, subcontractor or vendor arising under or relating to any Government Prime Contract or Government Subcontract.

(F) SECTION 3.23 OF THE COMPANY DISCLOSURE SCHEDULE lists each Government Prime Contract or Government Subcontract which is currently under audit by any Governmental Authority or any other person that is a party to such Government Prime Contract or Government Subcontract.

(g) The Company has not received any draft or final post award audit report, any draft or final notice of cost disallowance, or any draft or final notice of noncompliance with any cost accounting standard. All information provided by the Company for any such audits was current, complete and accurate and in compliance in all material respects with applicable regulations and cost accounting standards.

(h) The Company has not been suspended or debarred from bidding on contracts or subcontracts for any Governmental Authority, nor, to the Company's Knowledge, has any suspension or debarment action been commenced. There is no valid basis for the Company's suspension or debarment from bidding on contracts or subcontracts for any Governmental Authority.

(i) Other than routine contract audits by the Defense Contract Audit Agency ("DCAA"), the Company has not within the preceding three years been, nor is it now being, audited or investigated by any government agency, including without limitation the General Accounting Office, the DCAA, the Defense Contract Administrative Service, the Department of Labor, the Department of Health and Human Services, the Environmental Protection Agency, the General Services Administration, or the inspector general or auditor general or similar functionary of any agency or instrumentality, nor, to the best of the Company's Knowledge, is any such audit or investigation threatened.

(j) The Company has no disputes pending before a contracting office of, or any current claim pending against, any agency or instrumentality of the United States Government.

(k) The Company has not, with respect to any Government Contract and within the preceding three years, received a cure notice or show cause notice advising the Company that it was in default or would, if it failed to take remedial action, be in default under such contract.

(l) There are no outstanding claims with respect to Government Contracts, other than routine invoices in process and unbilled charges, by the Company against a customer, or by a customer against the Company.

(m) The operation of its business by the Company, as it relates to the Government Contracts, has been conducted in all material respects in accordance with all applicable laws, regulations, and other requirements of all Governmental Authorities, except to the extent it has no effect on the Business, including, without limitation, the Government Contracts.

SECTION 3.24      PROCEEDINGS AND ORDERS.

(a) There is no Proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company, any of the Company's properties, assets, operations or businesses, or the Company's rights relating thereto. To the Company's Knowledge, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered or made available to Parent true, accurate and complete copies of all pleadings, correspondence and other documents relating to any such Proceeding. No insurance company has asserted in writing that any such Proceeding is not covered by the applicable policy related thereto.

(b) Neither the Company, its officers, directors, agents or employees, nor any of the Company's properties, assets, operations or businesses, nor the Company's rights relating to any of the foregoing, is subject to any Order or any proposed Order, except to the extent that any such proposed Order, if issued or otherwise put into effect, individually or in the aggregate, will not have a Material Adverse Effect on the Company.

SECTION 3.25      TAXES.

(a) The Company has timely filed all Tax Returns that it was required to file, and such Tax Returns are true, correct and complete in all respects. All Taxes shown to be payable on such Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are or will be payable by the Company with respect to any period ending on or prior to the Closing, whether or not shown due or reportable on such Tax Returns. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party. There are no liens for Taxes on the properties of the Company, other than liens for Taxes not yet due and payable.

(b) The amount of the Company's liability for unpaid Taxes for all periods ending on or before March 31, 2004 does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), reflected on the Financial Statements with respect to the period ending on March 31, 2004 (the "2004 FINANCIALS"), and the amount of the Company's liability for unpaid Taxes for all periods ending on or before the Closing shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the 2004 Financials, as adjusted for operations and transactions in the ordinary course of business since March 31, 2004 in accordance with past custom and practice. There are no contracts, agreements, arrangements, commitments or undertakings relating to any prior audit of the Company, and there are no contracts, agreements, arrangements, commitments or undertakings with a Tax Authority that have or are reasonably likely to have a material and adverse impact on the Company's Taxes that are not reflected on the 2004 Financials.

(C) SECTION 3.25 OF THE COMPANY DISCLOSURE SCHEDULE lists all federal, state, and local income tax and all foreign Tax Returns filed by the Company for all Tax Periods following December 31, 1997, indicates all Tax Returns that have been audited following December 31, 1993, and indicates those Tax Returns that currently are subject of audit. To the Knowledge of the Company, no other audit of any Tax Return is currently pending or threatened. No claim has ever been made by any Tax Authority in a jurisdiction where The Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has delivered or made available to Parent correct and complete copies of all Tax Returns filed, examination reports, and statements of deficiencies assessed or agreed to by the Company following December 31, 1997. The Company has not waived any statute of limitations in respect of any Tax or agreed to an extension of time with respect to any Tax assessment or deficiency, and none of the Company's Tax Returns are currently under extension of time to file.

(d) Except as disclosed in SECTION 3.19(D) OF THE COMPANY DISCL;OSURE SCHEDULE, the Company is not and has never been a party to any Tax sharing agreement or Tax indemnity agreement and has not assumed the Tax liability of any other person under contract. If the Company is or has been a party to a Tax Sharing Agreement, it has no current obligation for Taxes or otherwise under such Tax
Sharing Agreement and has no expectation to become obligated under such Tax Sharing Agreement on or after the Closing Date. Except from May 8, 1996 through November 1, 1997 when the Company was a subsidiary of the Ashton Technology Group, the Company is not and has never been a member of an affiliated group filing a consolidated federal income tax Return, and the Company has no liability for the Taxes of any individual or entity under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise. The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership or "disregarded entity" for United States federal income tax purposes.

(e) The Company is not obligated under any agreement, contract or arrangement that may result in the payment of any amount that would not be deductible by reason of Section 280G or 404 of the Code.

(f) The Company has not agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method. The Company has not made and will not make a consent dividend election under Section 565 of the Code. The Company has not made an election, or is required, to treat any asset as owned by another person pursuant to the provisions of former
Section 168(f)(8) of the Code or as "tax-exempt use property" within the meaning of Section 168 of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. The Company is not nor has it been a "United States real property holding corporation," within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Parent is not required to withhold tax pursuant to the Merger by reason of
Section 1445 of the Code. The Company has not been the "distributing corporation" (within the meaning of Section 355(c)(2) of the Code) with respect to a transaction described in Section 355 of the Code within the 3-year period ending as of the date of this Agreement. The Company has not participated in an international boycott as defined in Code Section 999. The Company does not have a "permanent establishment" in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country, or otherwise conduct a trade or business in a foreign country. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance. The Company has never claimed to be an S corporation for federal income tax purposes. No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. The Company has not disposed of any property in a transaction accounted for under the installment method pursuant to
Section 453 of the Code. All options of employees of the Company that have been treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code. The Company has made timely and valid tax identification of any and all hedge transactions, including the hedged assets and/or liabilities. The Company has made timely and valid tax identification of any securities held for sale in its capacity as a dealer in securities as defined in Section 475 of the Code.

(g) The Company has not received a tax opinion with respect to any transaction other than a transaction in the ordinary course of business. The Company is not (nor has it ever been) the direct or indirect beneficiary of a guaranty of Tax benefits or any other arrangement that has the same economic effect or tax opinion relating to it. The Company is not a party to an understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code. The Company is not a party to a lease arrangement involving a defeasance of rent, interest or principal. The Company has not engaged in a "reportable transaction," within the meaning of Section 1.6011-4 of the Treasury Regulations as in effect on January 1, 2004, regardless of whether such transaction was in fact reported to the Internal Revenue Service or occurred prior to such date. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

(h) The Company does not have any deferred income or gains reportable for Tax purposes in a Post-Closing Period ending after the Closing date but that is attributable to a transaction occurring in, or resulting from a change in accounting method for a Pre-Closing Period.

(i) Entering into or completing the transactions contemplated by this Agreement shall not cause the Company to become subject to, or to become liable for the payment of, any Tax, or cause any of the Company's assets to be reassessed or revalued by any Tax Authority.

(J) SECTION 3.25 OF THE COMPANY DISCLOSURE SCHEDULE contains accurate and complete description of the Company's basis in its assets, its current and accumulated earnings and profits, its Tax carryovers and material Tax elections. The Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384, or the federal consolidated return regulations.

(k) The Company has always been owned solely by "United States persons," within the meaning of Section 7701(a)(30) of the Code.

SECTION 3.26 BANK ACCOUNTS. The name of each bank or other depository in which the Company maintains any bank account, trust account or safety deposit box is set forth in SECTION 3.26 OF THE COMPANY DISCLOSURE Schedule, along with the names of all persons authorized to draw thereon or who have access thereto.

SECTION 3.27 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger. The Company has determined to pass through voting to the ESOP Participants.

SECTION 3.28 OPINION OF FINANCIAL ADVISORS. The Company has received the written opinion of Parker Benjamin, Inc.(the "COMPANY FINANCIAL ADVISOR"), on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair to the shareholders of the Company and to the ESOP from a financial point of view and that the consideration to be received by the ESOP pursuant to this Agreement is at least equal to the fair market value of the shares of Company Common Stock held by the ESOP that are cancelled and converted pursuant to Section 2.03, and the Company will promptly, after the date of this Agreement, deliver a copy of such opinion to Parent.

SECTION 3.29 BROKERS' AND FINDERS' FEES. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

SECTION 3.30 DISCLOSURE. No representation or warranty in this Agreement contains any untrue statement of a material fact and the representations and warranties contained in this Agreement do not omit to state any material fact necessary to make any of the representations or warranties contained herein not misleading to a prospective purchaser of the seeking full information as to the Company and the Business.

SECTION 3.31 NO CONFLICT. The execution and delivery of this Agreement by the Trustee does not, and the consummation by the ESOP and the Trustee of the transactions contemplated herein on their respective parts will not violate, cause a default under, breach the terms of or require the consent, authorization or approval of any other person under any law, rule or regulation or any governing instrument or any loan agreement, mortgage, indenture, or other contract or agreement to which the ESOP or the Trustee are bound, or to which the properties of the ESOP or the Trust established pursuant to the Trust Agreement (the "TRUST") are subject or under any franchise, license or permit applicable to the Trustee, the ESOP or the Trust, except for the consent of the participants and beneficiaries of the ESOP in accordance with the ESOP and the Trust Agreement.

SECTION 3.32 ERISA MATTERS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the parties hereto (including, without limitation, the conversion of securities contemplated by Section 2.03 of this Agreement) will not constitute a violation of, or give rise to any liability under, Title I of ERISA or Section 4975 of the Code.

SECTION 3.33 ESOP SHARES. The shares of Company Common Stock held by the ESOP are owned of record and beneficially by the ESOP free and clear of all encumbrances. There are no provisions in any such addendums requiring a penalty on prepayment. There are no Liabilities of the ESOP other than the obligation to pay benefits to ESOP Participants under the ESOP in the ordinary course of business. Except as contemplated by this Agreement, neither the ESOP nor the Trustee is a party to any voting trust, shareholder agreement, proxy or other agreement or understanding in effect with respect to the voting or transfer of any shares of Company Common Stock.

SECTION 3.34 DUE AUTHORIZATION AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium as similar laws affecting creditors' rights generally and by general principles of equity.

SECTION 3.35 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the ESOP or the Trustee or any properties of the ESOP or the Trust that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the ability of the Trustee or the ESOP to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Trustee, the ESOP or any properties of the ESOP or the Trust that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the ability of the Trustee or the ESOP to consummate the transactions contemplated by this Agreement.

SECTION 3.36 BROKER'S AND FINDERS' FEES. Neither the Trustee nor the ESOP have incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

                  Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

SECTION 4.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect. The term "PARENT MATERIAL ADVERSE EFFECT" means any change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to prevent or materially delay consummation of the Merger or otherwise to prevent Parent from performing its obligations under this Agreement.

SECTION 4.02 AUTHORITY RELATIVE TO THIS AGREEMENT.Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Florida Law). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium as similar laws affecting creditors' rights generally and by general principles of equity.

SECTION 4.03      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or Merger Sub, (ii) conflict with or violate any Legal Requirement applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, except for such conflicts or violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in SECTION 5.01 OF THE COMPANY DISCLOSURE SCHEDULE unless Parent shall otherwise agree in writing, the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, distributors, suppliers and other persons with which the Company has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, or as set forth in SECTION 5.01 OF THE COMPANY DISCLOSURE SCHEDULE, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

(a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (except for the issuance of a maximum of 2,242,500 shares issuable pursuant to Company Options outstanding on the date hereof) or (ii) any assets of the Company, except for sales in the ordinary course of business and in a manner consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except as required by applicable law by the ESOP in connection with termination of employment of an ESOP Participant;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock other than (i) repurchases of stock as required by the ESOP in connection with the termination of employment of an ESOP Participant and (ii) the Redemption pursuant to Section 2.01(b);

(e) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any Entity or any division thereof, or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $5,000 or capital expenditures which are, in the aggregate, in excess of $20,000 for the Company; or (v) enter into or amend any Contract with respect to any matter set forth in this subsection (e);

(f) increase (except in the ordinary course of business and consistent with past practice) the compensation payable or to become payable to its officers or employees generally, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend the ESOP, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee other than amendments to the ESOP that are necessary to effect the terms and conditions of this Agreement;

(g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

(h) make or change any material election in respect of Taxes, amend any Tax Return, adopt or change any accounting method in respect of Taxes, enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Tax Authority or otherwise; or

(i) pay, discharge or satisfy any claim or Liability, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of Liabilities reflected or reserved against in the Financial Statements, or subsequently incurred in the ordinary course of business and consistent with past practice.

ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01      APPROPRIATE ACTION; CONSENTS; FILINGS.

(a) The Company and Parent shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements or otherwise to consummate and make effective the Merger as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger.

SECTION 6.02 NOVATION OF GOVERNMENT CONTRACTS.

(a) The parties agree that novation agreements should not be necessary, but recognize that, in accordance with FAR 42.1200 et seq., novation of the Government Contracts may be requested by a contracting officer and that application for novation cannot be made until after the execution of this Agreement and may take a substantial amount of processing time.

(b) Unless required by the terms of any Government Contract, this Section 6.02 does not require any notices to be given under any Government Contract prior to the Closing. Promptly following the execution of this Agreement, if any contracting officer requests novation of a Government Contract, the parties shall cooperate in an attempt to persuade the contracting officer that a novation is not necessary in light of the nature of this transaction. If unsuccessful in persuading the contracting officer, however, each party shall complete its respective portion of the documentation required for novation of each Government Contract by FAR 42.1204(c) and the Company shall deliver its portion to Parent. On behalf of the Company and Parent, Parent shall promptly submit the required documentation to the appropriate contracting officer and provide a copy thereof to the Company. Each party will thereafter, promptly and in coordination with the other party, respond appropriately to any requests from the contracting officer for additional information or documentation relating to such novation. Each party shall keep the other fully informed, on a current and timely basis, as to the progress of the novation process and provide copies of all letters, correspondence, and other material documents to or from the Governmental Authority with respect thereto.

(c) Notwithstanding any provisions or language contained herein, the Company shall not compromise, settle, or release any existing requests for equitable relief or claims pertaining to the Government Contracts, whether asserted or unasserted, prior to the Closing, the Government's positive acknowledgement of the change in ownership and control, or the Government's approval of the novation, as applicable, whichever is later, without the express written consent of Parent, which shall not be unreasonably withheld.

SECTION 6.03 TREATMENT OF THE ESOP POST-CLOSING.

(a) The cash received by the ESOP shall be allocated pursuant to Section 2.03 to the accounts of the participants and beneficiaries in accordance with the terms of the ESOP.

(b) (b) Prior to the Effective Time, the ESOP shall be amended by adopting an Amendment in form reasonably satisfactory to the Company and Parent, which provides that (i) the ESOP will be terminated at the Effective Time and all Participants and beneficiaries fully vested, (ii) an IRS determination letter on plan termination will be promptly applied for, (iii) 85% of the account balances will be distributed to Participants and beneficiaries as soon as practicable following the Effective Time (i.e., once allocations for the plan year ended March 31, 2004 have been made), (iv) as soon as practicable following the receipt of a favorable determination letter the remaining account balances (except for the amount held in the Escrow Account) with be distributed to Participants and beneficiaries, (v) upon receipt by the ESOP of any payment from the Escrow Account, final distributions will be made from the ESOP, and (vi) the Trustee shall vote shares of Company Common Stock for which no voting instructions are received in his discretion in the best interest of all ESOP participants.

(c) If requested by Parent, Company shall, immediately prior to the Closing, terminate any one or more of the Company Benefit Plans other than the ESOP. In the event Parent requests that any of the Company Benefit Plans be terminated, Company shall adopt resolutions and shall take all other actions necessary to effect the termination of any such plans, to be effective no later than the Closing and shall provide to Parent executed resolutions by the Board of Directors of Company authorizing the termination of any such plans.

SECTION 6.04 ACCESS TO INFORMATION; CONFIDENTIALITY.

(a) From the date hereof to the Effective Time, the Company shall: (i) provide to Parent (and its respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")), access at reasonable times upon prior notice to the Representatives, properties, offices and other facilities of the Company and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company as Parent or its Representatives may reasonably request.

(b)  No   investigation   pursuant  to  this   Section  6.04  shall  affect  any
representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

SECTION 6.05 NO SOLICITATION OF COMPETING TRANSACTIONS. The Company and the ESOP shall not, directly or indirectly, through any Representative, (i) solicit, initiate or encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, or facilitate, any Acquisition Proposal, except that the Company may take any action referred to in this clause
(ii) if (A) the Board of Directors of the Company determines in good faith, after having received advice from independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that such action is required by the fiduciary duties of the Board of Directors of the Company under applicable law, (B) the Board of Directors of the Company determines in good faith that the Acquisition Proposal constitutes a Superior Proposal, and (C) after giving prior written notice to Parent and Merger Sub and entering into a customary confidentiality agreement on terms no more favorable to the third party than the Confidentiality Agreement between the Company and Parent. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide written proposal, not solicited, initiated or encouraged in violation of this Section 6.05, made by a third person to acquire, directly or indirectly, for consideration consisting of cash, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all of the assets of the Company, if and only if, the Board of Directors of the Company reasonably determines (after having received advice from its financial advisor and independent legal counsel (who may be the Company's regularly engaged independent legal counsel)) (x) that the proposed transaction would be more favorable from a financial point of view to its shareholders than the Merger taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent, and (y) that the person or entity making such Superior Proposal is capable of consummating such Acquisition Proposal (based upon, among other things, the availability of financing and the degree of certainty of obtaining financing, the expectation of obtaining required regulatory approvals and the identity and background of such person).

SECTION 6.06 NOTIFICATION OF CERTAIN MATTERS. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto of (a) the occurrence, or nonoccurrence, of any event the occurrence, or non-occurrence of which would be likely to cause (i) any representations or warranties made in this Agreement, or any information furnished in Parent Disclosure Schedule or the Company Disclosure Schedule, not to be accurate either at the time such representation or warranty is made, or such information is furnished, or at the time of the occurrence or non-occurrence of such event, or (ii) any condition to the obligations of any party to effect the Merger not to be satisfied, or (b) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger not to be satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.06 shall not be deemed to be an amendment of this Agreement or any Section in Parent Disclosure Schedule or the Company Disclosure Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement. No delivery of any notice pursuant to this Section 6.06 shall limit or affect the remedies available hereunder to the party receiving such notice, including the rights of Parent under Section 7.02(a) and those of the Company under Section 7.03(a) in the event that a representation or warranty made by the Company or Parent herein shall not be true and correct as of the date hereof or as of the date when made (if a different date) and as of the Effective Time.

SECTION 6.07 NO SOLICITATION OF EMPLOYEES. The Company and Parent hereby covenant and agree that if the Closing does not occur, from the date of Termination of this Agreement until the second anniversary of such date, neither the Company nor Parent shall solicit any employee of the other party.

SECTION 6.08 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated hereby. Parent and the Company shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by applicable Legal Requirements or any listing agreement with the Nasdaq National Market or the National Association of Securities Dealers.

SECTION 6.09 PROXY STATEMENT. The Company has prepared and mailed to its shareholders proxy materials in compliance with applicable Florida Law relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "PROXY STATEMENT"). The Proxy Statement includes the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, unless otherwise necessary due to the applicable fiduciary duties of the Board of Directors of the Company, as determined in good faith after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel). Parent and its counsel will be permitted to review and comment upon the Proxy Statement prior to its distribution to the Company Shareholders.

SECTION 6.10 SHAREHOLDERS' MEETING. The Company has called and will hold a special meeting of its shareholders (the "SHAREHOLDERS' MEETING") as promptly as practicable for the purpose of voting upon the adoption of this Agreement and the Company shall use its best efforts to hold the Shareholders' Meeting as soon as practicable after the date of this Agreement. The Company shall use its best efforts to solicit from its shareholders proxies in favor of the adoption of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Florida Law to obtain such approvals, unless otherwise necessary under the applicable fiduciary duties of the Board of Directors of the Company, as determined in good faith after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

SECTION 7.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, if permitted by applicable Legal Requirements, waiver of the following conditions:

(a) this Agreement and the transaction contemplated hereby shall have been approved and adopted by the affirmative vote of the shareholders of the Company in accordance with Florida Law and the Company's Certificate of Incorporation, the Company having determined that it will pass through voting to the ESOP Participants;

(b) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority or a court of competent jurisdiction which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and

(c) The Redemption  will be made by the Company as described in Section 2.01 and
Schedule 2.01.

SECTION 7.02 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, if permitted by applicable Legal Requirements, waiver of the following further conditions:

(a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) each of the representations and warranties of the Company contained in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date; and (iii) Parent shall have received a certificate signed by an executive officer of the Company, respectively, to the foregoing effect;

(b) there shall not have been instituted or be pending any action or proceeding having a reasonable likelihood of success by or before any Governmental Authority or a court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Authority or court of competent jurisdiction, in either case, seeking to make materially more costly the Merger, or seeking to obtain material damages in connection with the Merger, or seeking to prohibit or limit materially Parent at any time after the Effective Time from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation to the full extent permitted by applicable Legal Requirements or the ownership or operation by Parent or any of its subsidiaries of all or any portion of the business or assets of the Surviving Corporation, Parent or any of their subsidiaries, or seeking to compel the Surviving Corporation, Parent or any of their subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Surviving Corporation, Parent or any of their subsidiaries, as a result of the Merger;

(c) the documents providing for the Redemption and the exercise of the options described in Section 2.01 shall be reasonably satisfactory to Parent and its counsel and shall in any event include an acknowledgement of the deduction and withholding described in Section 2.07;

(d) the Parent shall have received an opinion of Reinman, Matheson, Kostro, Vaughn & Durham, PA, counsel to the Company, covering such matters as are listed in Exhibit 7.02(d);

(e) the Parent shall have received an opinion of Gary, Harris & Robinson, P.A., counsel to the ESOP, covering such matters as are listed in Exhibit 7.02(e);

(f) Parent and each of Monte Hancock, Rusty Topping, Susanne Kuracz, John Day, Kevin Pratt, Tim Bryant, Chad Sessions, Rhonda Delmater, Rod McCormick, John Shverak, Don Glew, Leslie Kain and Justin Mortimer shall have entered into mutually acceptable employment agreements; and

(g) The Company shall have furnished to Parent (i) certification in the form required by Treasury Regulation Section 1.1445-2(c)(3) that the capital stock of the Company is not a "United States real property interest"; and (ii) as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing.

SECTION 7.03 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or, if permitted by applicable Legal Requirements, waiver of the following further conditions:

(a) (i) Parent and Merger Sub shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time; (ii) each of the representations and warranties of Parent contained in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date; and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Company:

(a) by written consent duly authorized by the Boards of Directors of each of Parent, Merger Sub and the Company;

(b) by any of Parent, Merger Sub or the Company if the Effective Time shall not have occurred on or before May 30, 2004;

(c) by Parent, if the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub or shall have resolved to do any of the foregoing or the Board of Directors of the Company shall have recommended to the shareholders of the Company any Superior Proposal or resolved to do so;

(d) by the Company in order to enter into a definitive agreement for a Superior Proposal, upon five business days' prior written notice to Parent setting forth, in reasonable detail, the identity of the person making the Superior Proposal and the final terms and conditions of such Superior Proposal, if, as a result of an unsolicited proposal for such Superior Proposal, the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that, after giving effect to any concessions which may be offered by Parent, their fiduciary duties under applicable Law require that such Superior Proposal be accepted; PROVIDED, HOWEVER, that any termination of this Agreement by the Company pursuant to this Section 8.01(d) shall not be effective until the Company has made payment of the full fee required by Section 8.03(a) hereof;

(e) by either Parent or the Company, if the Shareholders' Meeting shall have been held and the shareholders of the Company shall have failed to approve and adopt this Agreement at such meeting;

(f) by the Company, upon a breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 7.03(a) would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is curable by Parent through the exercise of its best efforts and Parent continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(g) for a period of 30 days from the date on which the Company delivers to Parent written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Parent Breach;

(g) by Parent, upon a breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 7.02(a) would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(f) for a period of 30 days from the date on which Parent delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such Terminating Company Breach; or

SECTION  8.02 EFFECT OF  TERMINATION.  Except as  provided  in Section  8.03 and
Section  9.01, in the event of the  termination  of this  Agreement  pursuant to
Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors and all rights and obligations of any party hereto shall cease; PROVIDED, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 8.03      FEES AND EXPENSES.

(a) The Company shall pay Parent a fee of $50,000 (the "TERMINATION FEE"), if this Agreement is terminated:

(i)      pursuant to Section 8.01(c);

(ii)     pursuant to Section 8.01(d); or

(iii) pursuant to Section 8.01(b) or (e) and an Acquisition Proposal shall have been proposed prior to such termination and a transaction pursuant to such Acquisition Proposal shall have been consummated within 18 months of such termination.

(b) Any payment required to be made pursuant to Section 8.03(a) shall be made as promptly as practicable but not later than five business days after the final determination by Parent of such amount and shall be made by wire transfer of immediately available funds to an account designated by Parent.

(c) Except as set forth in this Section 8.03, all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

(d) Notwithstanding anything to the foregoing, to the extent that Purchaser pays for any of the Company's incurred costs and expenses after Closing, Purchaser shall have the right to set-off the amount of such payments from the Escrow Amount.

(e) In the event that the Company shall fail to pay the Termination Fee when due, in connection with the collection under and enforcement of this Section 8.03, together with interest on such unpaid Termination Fee, commencing on the date that the Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 2%.

SECTION 8.04 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED that, after the adoption of this Agreement by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration to be received by the shareholders of the Company pursuant to the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.05 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered or made available by the other party pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                                 INDEMNIFICATION


SECTION 9.01 INDEMNIFICATION BY COMPANY. Subject to the limitations set forth in this Article IX, the Company shall indemnify, defend and hold harmless Parent and its Representatives from and against any and all Damages, whether or not involving a third-party claim, including attorneys' fees, arising out of, relating to or resulting from (a) any breach of a representation or warranty of the Company contained in this Agreement; (b) any breach of a covenant of the Company contained in this Agreement; or (c) any Liability for Taxes which are imposed  on  the  Company  in  respect  of its  income,  business,  property  or operations or for which the Company may otherwise be liable (i) for any Pre-Closing Period, (ii) resulting by reason of the several liability of the Company pursuant to Treasury Regulations Section 1.1502-6 or any analogous state or local law or regulation or by reason of the Company having been a member of any consolidated, combined or unitary group on or prior to the Closing date,
(iii) resulting from the Company ceasing to be a member of an affiliated group (within the meaning of Section 1504(a) of the Code), (iv) in respect of any
Post-Closing Period, attributable to events, transactions, sales, deposits, services or rentals occurring, received or performed in a Pre-Closing Period,
(v) in respect of any Post-Closing Period, attributable to any change in accounting method employed by the Company during any of its four (4) previous taxable years, (v) in respect of any Post-Closing Period, attributable to any items of income or gain of a partnership or disregarded entity for federal income tax purposes reporting the Company as a partner or owner, to the extent such items are properly attributable to periods of the partnership or disregarded entity ending on or before the Closing date, or (vi) attributable to any discharge of indebtedness that may result from any capital contributions by a Company Shareholder (or an affiliate of a Company Shareholder of the Company) to the Company of any intercompany indebtedness owed by the Company to a Company Shareholder of the Company (or an affiliate of a Company Shareholder).

SECTION 9.02 RESERVED.

SECTION 9.03 PROCEDURES FOR INDEMNIFICATION. Promptly after receipt by a party entitled to indemnification hereunder (the "INDEMNITEE") of written notice of the assertion or the commencement of any Proceeding by a third-party with respect to any matter referred to in Sections 9.1 or 9.2, the Indemnitee shall give written notice thereof to the party obligated to indemnify Indemnitee (the "INDEMNITOR"), and thereafter shall keep the Indemnitor reasonably informed with respect thereto; PROVIDED, HOWEVER, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is materially prejudiced thereby. A claim for indemnification for any matter not involving a third-party Proceeding may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

SECTION 9.04 LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything herein to the contrary, the Company shall not be obligated to indemnify Parent under
Section 9.01(a): (i) unless the aggregate of all Damages exceeds Twenty-Five Thousand Dollars ($25,000) (the "BASKET"), in which case the Parent shall be entitled to recover all Damages in excess of the Company's Basket or (ii) to the extent that the aggregate of all Damages exceeds the Escrow Amount; PROVIDED, HOWEVER, that the Company's Basket shall not apply to any Company indemnification obligation (w) arising out of, relating to or resulting from fraud or intentional misrepresentation by the Company; (x) arising out of, relating to or resulting under Section 8.03 or from a breach of any of Company's representations or warranties in Section 3.03, Section 3.04 or Section 3.33; or
(y) if the Merger is not consummated.

SECTION 9.05 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude any party from asserting any other right, or seeking any other remedies, against the other party or any third person, including in the case of Section 9.04(w), any officer, director or shareholder of the Company.

SECTION 9.06 METHOD OF ASSERTING CLAIMS. All claims for indemnification by Parent or the Company pursuant to this Article XI shall be made in accordance with the provisions of the Escrow Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties in this Agreement and any certificate delivered pursuant hereto by any person shall survive the Effective Time until the first anniversary of the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that Section 3.03, Section 3.04, and Section 3.33 shall survive the Effective Time indefinitely.

SECTION 10.02 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                                    if to Parent or Merger Sub:

                                    Essex Corporation
                                    9150 Guilford Road
                                    Columbia, MD 21046
                                    Facsimile:  (301) 953-8830
                                    Attention:  Caroline Pisano

                                    with a copy to:

                                    Morrison & Foerster LLP
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Facsimile:  (212) 468-7999
                                    Attention:  Priscilla C. Hughes, Esq.

                                    if to the Company:

                                    Computer Science Innovations, Inc.
                                    1235 Evans Road
                                    Melbourne, FL
                                    Facsimile:  (321) 676-2355
                                    Attention:  Ms. Susanne Kuracz

                                    with a copy to:

                                    Reinman, Matheson, Vaughn and Durham P.A.
                                    1825 S. Riverview Drive
                                    Melbourne, FL  32901
                                    Facsimile:  (321) 768-2001
                                    Attention:  James L. Reinman, Esq.

SECTION 10.03 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

(a)  "ACQUISITION  PROPOSAL"  shall  mean  any of the  following  involving  the
Company: (i) the sale, license or disposition or acquisition of all or a material portion of the Company's Business or assets; (ii) the issuance, disposition or acquisition of (1) any capital stock or other equity security of the Company, (2) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or (3) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company or (iii) any merger consolidation, business combination, reorganization or similar transaction involving the Company.

(b) "AFFILIATE" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by or is under common control with, the specified Person. For purposes of this definition, the term "CONTROL" as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

(c) "BOOKS AND RECORDS" shall mean all books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the assets of the Company, or used in the conduct of the Business, on whatever medium.

(d)  "BUSINESS  DAY" shall mean any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed in New York, NY.

(e) "CASH" shall mean as of March 31, 2004, the estimated total cash of the Company determined in conformity with GAAP.

(f) "COMPANY CONTRACTS" shall mean all rights in, to and under any and all Contracts to which the Company is a party or may be bound or receive benefits or by which the Assets may be affected, including all Material Contracts listed on
SECTION 3.13 OF THE COMPANY DISCLOSURE SCHEDULE.

(g) "COMPANY INTELLECTUAL PROPERTY" shall mean all Intellectual Property Rights related to the Business and held by the Company, whether owned or controlled, licensed, owned or controlled by or for, licensed to, or otherwise held by or for the benefit of the Company, including the Company Registered Intellectual Property Rights.

(h) "COMPANY OPTIONS" shall mean all outstanding options, whether vested or unvested, granted, awarded or issued from or under the Computer Science Innovations Non-Qualified Stock Option Plan 98(1)-NQ or the Computer Science Innovations Non-Qualified Stock Option Plan 98(2)-NQ .

(i) "COMPANY PRODUCTS" shall mean all products and services manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided (or planned or envisioned to be manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided) by or for the Company (including all versions and releases thereof, whether already distributed or provided, under development, planned or conceived, or otherwise), together with any related materials, information or data, including, without limitation, the names, numbers (e.g., part numbers) and packaging associated with such products and services.

(j) "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall have the meaning specified in Section 3.17(a).

(k) "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement entered into between the Company and Parent.

(l) "CONTRACT" shall mean any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding.

(m) "COPYRIGHTS" shall mean all copyrights, including in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

(n) "DAMAGES" shall mean and include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, accounting fee, expert fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

(o) "DEFINED BENEFIT PLAN" shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

(p) "EMPLOYEE BENEFIT PLAN" shall have the meaning specified in Section 3(3) of ERISA.

(q) "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(r) "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

(s) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

(t) "FICA" shall mean the Federal Insurance Contributions Act.

(u) "GAAP" shall mean U.S. generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

(v) "GOVERNMENT CONTRACT" shall mean any Government Prime Contract, Government Subcontract, Offer or Teaming Agreement and any current proposals related to the foregoing and contracts issued in response to any such proposals.

(w) "GOVERNMENT PRIME CONTRACT" shall mean any prime contract, basic ordering agreement, letter contract, purchase order, delivery order, change, arrangement or other commitment of any kind, on which final payment has not been made and close-out not completed, between the Company and a Governmental Authority.

(x) "GOVERNMENT SUBCONTRACT" shall mean any subcontract, basic ordering agreement, letter subcontract, purchase order, delivery order, change, arrangement or other commitment of any kind, on which final payment has not been made, between the Company and any prime contractor to a Governmental Authority or any subcontractor with respect to a Government Prime Contract.

(y) "GOVERNMENTAL APPROVAL" shall mean any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

(z) "GOVERNMENTAL AUTHORITY" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

(aa) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all rights in and to intellectual property and intangible industrial property rights, including, without limitation, (i) Patents, Trade Secrets, Copyrights, Mask Works, Trademarks and (ii) any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world.

(bb) "INVENTORY" shall mean all inventory of the Company's products and its components, wherever located and whether held by the Company or third parties, including all raw materials, work in process, samples, packaging, supplies, service parts, purchased parts and goods and any and all rights to market and sell all such inventory.

(cc) "KNOWLEDGE" The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any employee of the Company as of the date hereof has actual Knowledge of such fact.

(dd) "LEASED REAL PROPERTY" shall mean all rights in, to and under the real estate leases listed on SECTION 3.16 OF THE COMPANY DISCLOSURE SCHEDULE (the "REAL PROPERTY LEASES"), together with all of the Company's right, title and interest in and to all land, buildings, structures, easements, appurtenances, improvements (including construction in progress) and fixtures located thereon.

(ee) "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(ff) "LIABILITY" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

(gg) "MASK-WORKS" shall mean all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology.

(hh) "MATERIAL ADVERSE EFFECT" shall mean any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets, business, operations, results of operations or prospects of the Company or the Business or (b) to prevent or materially delay consummation of the Merger or otherwise to prevent the Company from performing their obligations under this Agreement.

(ii) "MEMBER OF THE CONTROLLED GROUP" shall mean each trade or business, whether or not incorporated, that would be treated as a single employer with the Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

(jj) "MULTIEMPLOYER PLAN" shall mean a plan described in Section 3(37) of ERISA.

(kk) "OFFER" shall mean an "Offer" to which the Company is a party as defined in the Federal Acquisition Regulation ("FAR") 2.101.

(ll) "ORDER" shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

(mm) "PATENTS" shall mean all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries, including invention disclosures related to the Business.

(nn) "PERSON" shall mean any individual, Entity or Governmental Authority.

(oo) "POST-CLOSING PERIOD" shall mean any Tax period (or portion thereof) beginning after the close of business on the Closing date.

(pp) "PRE-CLOSING PERIOD" shall mean any Tax period ending on or before the close of business on the Closing date or, in the case of any Tax period which includes, but does not end on, the Closing date, the portion of such period up to and including the Closing date.

(qq) "PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

(rr) "REAL PROPERTY" shall mean All real property, together with all land, buildings, structures, easements, appurtenances, improvements and fixtures located thereon.

(ss) "REAL PROPERTY LEASES" shall have the meaning specified in Leased Real Property.

(tt) "RECEIVABLES" shall mean all accounts and notes receivable, checks, negotiable instruments and chattel papers.

(uu) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; (iv) Mask Work registrations and applications to register Mask Works; and (v) any other Intellectual Property Rights that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

(vv) "TAX" (and, with correlative meaning, "Taxes" and "Taxable") shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected.

(ww) "TAX AUTHORITY" shall mean Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

(xx) "TAX RETURN" shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

(yy) "TEAMING AGREEMENT" shall mean a "contractor team arrangement(s)" as referenced in the FAR Subpart 9.601 to which the Company is a party.

(zz) "TRADE SECRETS" shall mean all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provide the Company with advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software, compilations of information) and all claims and rights related thereto.

(aaa) "TRADEMARKS" shall mean any and all trademarks, service marks, logos, trade names, corporate names, Internet domain names and addresses and general-use e-mail addresses, and all goodwill associated therewith throughout the world.

(bbb) "TRANSFER TAXES" shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the execution or completion of the transactions contemplated by this Agreement, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

(ccc) "TREASURY REGULATIONS" shall mean the final and temporary regulations promulgated under the Code.

SECTION 10.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirements, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

SECTION 10.05 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Exhibits, Schedules, and the Company Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) and the Confidentiality

Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

SECTION 10.06 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article X (which is intended to be for the benefit of the Indemnitees covered thereby and may be enforced by such persons).

SECTION 10.07 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 10.08 GOVERNING LAW. Except to the extent that Florida Law applies to the Merger, this Agreement shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

SECTION 10.09 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.10 INTERPRETATION. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section (or Article), Exhibit or Schedule, such reference shall be to a section (or article) of, or an exhibit or schedule to, this Agreement. Any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then-applicable rules or regulations promulgated thereunder. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words "but (is/are) not limited to." The words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole (including its Schedules and Exhibits), unless the context clearly indicates to the contrary (for example, that a particular section, schedule or exhibit is the intended reference). Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 10.11 COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.12 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY, THE TRUSTEE, THE ESOP AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, THE TRUSTEE, THE ESOP OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Trustee have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized,

                                          ESSEX CORPORATION
Attest:

/S/ KIMBERLY J. DECHELLO                  By: /S/ LEONARD E. MOODISPAW
--------------------------------------       ----------------------------------
Title:  Vice President and Secretary          Name:  Leonard E. Moodispaw
                                              Title:   President & CEO


                                          CSI ACQUISITION CORP.
Attest:


/S/ KIMBERLY J. DECHELLO                  By: /S/ LEONARD E. MOODISPAW
--------------------------------------       ----------------------------------
Title:  Vice President and Secretary          Name:  Leonard E. Moodispaw
                                              Title:   President and Treasurer


                                          COMPUTER SCIENCE INNOVATIONS, INC.
Attest:


JAMES REINMAN                             By: /S/ GEORGE H. MILLIGAN
--------------------------------------       ----------------------------------
Title:  Assistant Secretary                   Name:  George H. Milligan
                                              Title:     President


                                          COMPUTER SCIENCE INNOVATIONS EMPLOYEE
                                          STOCK OWNERSHIP PLAN
Attest:


                                          By: /S/ ROSS A. WHITLEY
--------------------------------------    -------------------------------------
Title:                                    Name:  Ross A. Whitley
                                          Title:   Trustee